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Exhibit 10.18

FOREST OIL CORPORATION
CHANGE OF CONTROL
DEFERRED COMPENSATION PLAN

1.    Purpose.

        The purpose of the Plan is to create an unfunded deferred compensation plan for a select group of management or highly compensated employees of Forest Oil Corporation (the "Company") who, in connection with the Change of Control (as defined below), may elect, pursuant to the Deferral Elections, to defer certain cash payments otherwise due to such employees in connection with the Change of Control. It is intended that the Plan constitute an unfunded "top hat plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended.

2.    Definitions.

        The following terms used in the Plan shall have the meanings set forth below:

        (a)  "Affiliate" means, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

        (b)  "Beneficiary" shall mean any person, persons, trust or other entity designated by a Participant to receive benefits, if any, under the Plan upon such Participant's death. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

        (c)  "Board" shall mean the Board of Directors of the Company.

        (d)  "Change of Control" shall mean any of the following:

          (i)    the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);

          (ii)  the Company sells, leases or exchanges all or substantially of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

          (iii)  the Company is to be dissolved and liquidated;

          (iv)  any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based on voting power); or

          (v)  as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board;

        provided, however, that "Change of Control" shall not include any reorganization, merger or consolidation involving solely the Company and one or more previously wholly-owned subsidiaries of the Company.

        (e)  "Closing Date" shall mean the effective date of the first Change of Control to occur after the Plan Effective Date.

        (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (g)  "Committee" shall mean the Compensation Committee appointed by the Board.

        (h)  "Company" shall mean Forest Oil Corporation until the Closing Date, and if Forest Oil Corporation does not survive the Change of Control, on and after the Closing Date, Company shall mean its successors.

        (i)    "Deferral Account" shall mean the recordkeeping account established and maintained by the Company in the name of a Participant as provided in Section 4(a) for deferrals by a Participant.

        (j)    "Deferral Amount" shall mean the amount deferred pursuant to the Deferral Election; provided, however, that the Deferral Amount of each Participant shall be at least $25,000.

        (k)  "Deferral Election" shall mean an election form executed by the Participant, in the form attached hereto as Exhibit A (as may be revised from time to time consistent with the Plan, by or at the direction of the Company's chief executive officer, chief financial officer or chief legal officer), whereby the Participant (i) makes a one-time advance election to defer cash payments such Participant would otherwise be entitled to receive upon the Change of Control, in consideration for the cancellation of unvested restricted shares, vested stock options and unvested nonqualified stock options granted by the Company and, where applicable in accordance with the termination thereof, in consideration for amounts deferred under the Forest Oil Corporation Salary Deferral Deferred Compensation Plan, (ii) specifies a schedule according to which the Participant will receive payout of his deferred compensation and (iii) makes such other elections as are permitted and provides such other information as is required under the Plan.

        (l)    "Disability" shall mean a mental or physical condition (i) that qualifies the Participant as being disabled for purposes of any of the plans or programs of the Company under which benefits, compensation, or awards are contingent upon a finding of disability or (ii) as a result of which, in the opinion of the Committee, the Participant is unable to perform the usual duties performed by the Participant for the Company or its Affiliates prior to the Change of Control.

        (m)  "Election Date" shall mean a date, specified by the Committee and given in writing to all Potential Participants, by which each Potential Participant desiring to become a Participant must have delivered his Deferral Election to the Company in connection with a Change of Control.

        (n)  "Fair Market Value" shall mean, on a given date of valuation, (i) with respect to any mutual fund, the closing net asset value as reported in The Wall Street Journal with respect to the date of valuation and (ii) with respect to a security traded on a national securities exchange or the NASDAQ National Market, the closing price on the date of valuation as reported in the Wall Street Journal.

        (o)  "Hypothetical Investments" shall have the meaning set forth in Section 4(b).

        (p)  "Manager" shall have the meaning set forth in Section 4(b).

        (q)  "Participant" shall mean each Potential Participant that delivers a Deferral Election to the Company on or before the Election Date.

        (r)  "Plan" shall mean this Forest Oil Corporation Change of Control Deferred Compensation Plan.

        (s)  "Plan Effective Date" shall mean January 1, 2003.

        (t)    "Potential Participant" shall mean those employees of the Company designated on Exhibit B from time to time, as reflected in writing by amendment to Exhibit B, designated by the Committee as being eligible to participate in the Plan.

        (u)  "Subsequent Change of Control" shall mean a Change of Control that occurs after the Closing Date.

        (v)  "Trust" shall mean any trust or trusts established or designated by the Company pursuant to Section 5(a) to hold assets in connection with the Plan.

        (w)  "Trustee" shall have the meaning set forth in Section 5(a).

3.    Authority and Administration of the Committee.

        (a)  Authorization of Committee and Appointment of Observer.

          (i)    The Committee shall be authorized by the Board to administer the Plan.

          (ii)  The Participants may, by a vote of a majority of the Participants, appoint a representative from among them (the "Observer") to observe all Committee meetings at which the Committee will consider any material action or material change to the Plan or the Trust.

        (b)  Committee Meetings. The Committee shall give thirty (30) days' written notice to the Observer prior to each Committee meeting (the "Notice") if such meeting considers any material action or material change to the Plan or Trust, which Notice may be waived in writing at any time by the Observer. The Committee shall take all reasonable steps to schedule such a Committee meeting at a time when the Observer can attend. If the Observer is unable to attend the meeting, he or she may appoint a substitute to attend. The Committee need not give Notice of a Committee meeting which does not consider material actions or material changes to the Plan or Trust.

        (c)  Resignation and Removal.

          (i)    The Board shall provide the terms upon which members of the Committee serve on the Committee.

          (ii)  An Observer shall be deemed to have resigned if he or she is no longer a Participant in the Plan, which deemed resignation shall be effective as of the date of termination of participation in the Plan.

          (iii)  A majority of the Participants may remove an Observer, by giving thirty (30) days' written notice to the Observer.

        (d)  Committee Voting. Except as provided otherwise by the Board, in all matters pertaining to the administration of the Plan, the concurrence and joinder of a majority of the Committee members shall be required at any time at which more than two are acting, but if only two are acting the joinder of both of them shall be required. The Observer shall have no vote.

        (e)  Committee Administration. The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to reasonably construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The senior human resources employee of the Company is initially appointed, on behalf of the Committee, to carry out purely administrative duties related to the Plan and to receive notices relating to the Plan, and is hereby authorized to delegate such duties as he or she sees fit. The Committee may appoint additional agents and delegate thereto powers and duties under the Plan. All references to the Committee in Section 8(b) hereof shall be deemed to include any person acting on behalf of the Committee pursuant to this Section 3(e).

        (f)    Participant Challenge of Committee Action. There is no presumption that the Committee's actions or interpretations with regard to the Plan are correct. Participants may, if approved by a vote of the majority of the Participants, challenge the Committee's actions and interpretations through arbitration (as provided in Section 9(e)). The Company shall pay the costs and fees of any arbitration concerning the Plan if the Participants are successful. Additionally, the arbitrator may award costs and fees to the Participants if the arbitrator finds the Participants' claim or action reasonable. Notwithstanding the foregoing, no such costs or fees of any Participant shall be paid by the Company to the extent that the arbitration is connected with matters or issues which the Participants specifically waive under this Plan.

4.    Deferral Accounts.

        (a)  Establishment of Deferral Accounts. The Committee shall establish a Deferral Account for each Participant. Each Deferral Account shall be maintained for the Participant solely as a bookkeeping entry by the Company to evidence unfunded obligations of the Company. The Participant shall be 100% vested in the Participant's Deferral Account at all times. The Deferral Account shall initially equal the Deferral Amount less the amount of Federal, state or local tax required by law to be withheld from the Deferral Amount.

        (b)  Hypothetical Investments and Managers. Subject to the provisions of Section 4(c), amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction from time to time, in a broad array of hypothetical investments selected from a list established by the Committee ("Hypothetical Investments"). A Participant may select Hypothetical Investments or may select an investment manager from a list established by the Committee (a "Manager"), and the Manager will then select Hypothetical Investments on behalf of the Participant. The Committee shall be liberal and shall include Hypothetical Investments and Managers representing a wide variety of investment alternatives, and may include private equity securities that, in the judgment of the Company, (i) can be reasonably valued at least quarterly and (ii) are transferable to accredited investors. The Committee shall consider requests from Participants to add to the initial list of Hypothetical Investments and Managers and shall satisfy such requests if they are reasonably acceptable to the Committee. The Committee may change or discontinue any Hypothetical Investment or Manager available under the Plan in its sole discretion. The initial list of Hypothetical Investments and Managers shall be established by the Committee and provided to potential Participants not less than thirty (30) days prior to the Election Date.

        (c)  Investment of Deferral Accounts. As provided in Section 4(b), each Deferral Account shall be deemed to be invested in one or more Hypothetical Investments as of the date of the deferral or credit, as the case may be. The amounts of hypothetical income, appreciation and depreciation in value of the Hypothetical Investments shall be credited and debited to, or otherwise reflected in, such Deferral Account from time to time in accordance with procedures established by the Committee. Unless otherwise determined by the Committee, amounts credited to a Deferral Account shall be deemed invested in Hypothetical Investments as of the date so credited.

        (d)  Allocation and Reallocation of Hypothetical Investments. A Participant may allocate and reallocate amounts credited to his or her Deferral Account to one or more of the Hypothetical Investments or Managers authorized under the Plan. Subject to the rules established by the Committee, a Participant may reallocate amounts credited to his or her Deferral Account to other Hypothetical Investments or other Managers by filing with the Committee a notice, in such form as may be specified by the Committee; provided that such reallocation shall not be permitted more than once per calendar quarter without the written consent of the Committee. The Committee may direct the Managers accordingly; provided, however, that a Manager may reallocate amounts credited to a Deferral Account for which it has responsibility at any time without limitation. No Participant shall have the right, at any time, to direct a Manager to enter into specific transactions in connection with his or her Deferral Account; provided that this provision shall not prohibit the Participant from communicating with the Manager regarding Hypothetical Investments, including communication regarding preferred Hypothetical Investment objectives. Each Manager shall have the power to acquire and dispose of such investments as the Manager determines necessary in connection with its portfolio. The Committee may restrict or prohibit reallocation of amounts deemed invested in specified Hypothetical Investments or invested by specified Managers to comply with applicable law or regulation.

        (e)  No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Hypothetical Investments are to be used for measurement purposes only. A Participant's election of any such Hypothetical Investments, the allocation of such Hypothetical Investments to his or her Deferral Account, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Deferral Account shall not be considered or construed in any manner as an actual investment of his or her Deferral Account in any such Hypothetical Investments. In the event that the Company or the Trustee, in its own discretion, decides to invest funds in any or all of the Hypothetical Investments, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Deferral Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.

5.    Establishment of Trust.

        (a)  The Trust Agreement. The Company will enter into a Trust Agreement, substantially in the form attached as Exhibit C, on or before the Closing Date, providing for the establishment of a trust (the "Trust") to be held and administered by a trustee (the "Trustee") designated in the Trust Agreement. The Trustee shall be the agent for the Committee for purposes of (i) performing purely ministerial functions in connection with (A) maintaining the Deferral Accounts and (B) accepting and recording directions from a Participant as to the allocation of amounts credited to the Participant's Deferral Account in accordance with Sections 4(b) and 4(d) and (ii) any other duties delegated to the Trustee by the Committee as set forth in the Trust Agreement. The Trust Agreement will provide that the Trustee is responsible for (i) performing all ministerial functions as described in the foregoing sentence and (ii) annually furnishing to the Company all information necessary to comply with any applicable financial, tax or other reporting requirements.

        (b)  Funding the Trust. On or before the Closing Date, the Company shall deposit into the Trust cash equal to the Deferral Amount of each Participant. The assets of the Trust shall remain subject to the claims of the general creditors of the Company in the event of an insolvency of the Company.

        (c)  Taxes and Expenses of the Trust. All taxes on any gains and losses from the investment of the assets of the Trust shall be recognized by the Company and the taxes thereon shall be paid by the Company and shall not be recovered from the Deferral Accounts or the Trust. The third-party administrative and investment expenses of the Plan and the Trust, including expenses charged by the Trustee to establish the Trust and the Trustee's annual fee per Deferral Account, shall be paid by the Trustee from the Trust and shall reduce each Deferral Account balance equally. Any expenses incurred with respect to a particular Hypothetical Investment shall be charged to the Deferral Account that is deemed invested in such Hypothetical Investment. No part of the Company's internal expenses to administer the Plan, including overhead expenses, shall be charged to the Trust or the Deferral Accounts.

6.    Settlement of Deferral Accounts.

        (a)  Payout of Deferral Accounts. The Company shall pay or direct the Trustee to pay the net amount credited to a Deferral Account as elected by the Participant in the Participant's Deferral Election. Except for payouts due to the death or Disability of the Participant, no payout shall occur prior to the first anniversary of the Closing Date. A Participant may modify the payout of his Deferral Account one or more times; provided, that such modification is made at least 12 months prior to the first scheduled payout date of the payouts to be deferred, according to the schedule in effect at the time of such modification. Notwithstanding anything else in this Plan, all payouts shall occur on or prior to the eighth anniversary of the Closing Date or such later date as may be determined by the Committee.

        (b)  Payment in Cash. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash in an amount equal to or, at the option of the Company, in marketable securities with a Fair Market Value equal to, the net amount credited to the applicable Deferral Account. Any such distributions to a Participant shall reduce the Company's obligations under the Plan to such Participant. The Company's obligation under the Plan may be satisfied by distributions from the Trust.

        (c)  Timing of Payments.

          (i)    Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as directed by the Participant in the Participant's Deferral Election unless otherwise provided in this Section 6. The minimum annual amount for distribution of deferrals shall be the lesser of the balance of the Deferral Account, $25,000 or such other amount as may be established by the Committee. All amounts needed for a payment shall be deemed withdrawn from the Hypothetical Investments, as directed by the Participant, as close in time as is practicable to the requested payment date. If a Participant has elected to receive partial payments of the amount in his or her Deferral Account, unpaid balances shall continue to be deemed to be invested in the Hypothetical Investment(s) which such Participant has designated pursuant to Section 4(b) or 4(d).

          (ii)  In the event of a Participant's death prior to the payment of all amounts remaining in his or her Deferral Account, such amounts shall be paid to the Participant's designated Beneficiary in a single lump sum as soon as practicable after the Participant's death. If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Committee's satisfaction. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the Participant, and such Participant's interest in the Plan shall terminate upon such full payment of benefits.

          (iii)  Irrespective of any elections made by a Participant, subject to Section 7(b), the net amount credited to a Participant's Deferral Account will be paid out in a single lump sum upon a Subsequent Change of Control or a termination of the Plan.

        (d)  Financial Emergency. Other provisions of the Plan notwithstanding, if, upon thirty (30) days' advance written notice from a Participant, the Committee determines that the Participant has an unforeseen financial emergency of such a substantial nature and beyond the Participant's control that payment of amounts previously deferred under the Plan is warranted, the Committee may direct the immediate lump sum payment to the Participant of the applicable portion of the Participant's Deferral Account.

        (e)  Special Election for Early Distribution. Other provisions of the Plan notwithstanding, the Participant may withdraw amounts from the Participant's Deferral Account on ten (10) days' advance written notice to the Committee in accordance with approval procedures as the Committee, in its sole discretion, may establish. Such withdrawn amounts shall be made in a single lump sum, provided, that

10% of the amount withdrawn shall be forfeited to the Company prior to the payment to the Participant. The minimum withdrawal a Participant may request shall equal the lesser of (i) $25,000 and (ii) the total amount in the Participant's Deferral Account.

        (f)    Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit which amount shall not exceed a Participant's Deferral Account under the Plan. If the petition is granted, the distribution shall be made within thirty (30) days of the date when the Participant's petition is granted.

        (g)  Effect on Deferral Account. A Participant's Deferral Account shall be debited to the extent of any distributions to the Participant pursuant to this Section 6.

7.    Amendment/Termination.

        (a)  The Committee and the Board may amend, alter, suspend, discontinue, or terminate the Plan, with prospective or retroactive effect, if and only if (i) there is a change in law or regulatory authority that reasonably would be expected to result in an increase in the cost to the Company of at least $5,000,000 to maintain the Plan (other than an increase resulting from taxes on any gains from investment of the assets of the Trust), (ii) the Internal Revenue Service determines that any amounts deferred under the Plan are includible in the Participant's gross income prior to being paid out to the Participant, (iii) a majority of the Participants gives prior written consent to such action, or (iv) there has been no Change of Control since the Plan Effective Date.

        (b)  Notwithstanding any other provision to the contrary, (i) upon a Subsequent Change of Control, (A) the Committee or the Board may, in its sole discretion, terminate the Plan and (B) if the Plan is not terminated, a Participant may elect to redefer his or her benefits payable under the Plan on terms substantially similar to the terms provided in Section 6 and (ii) the Plan shall terminate as soon as possible following the payment of all amounts in respect of all Deferral Accounts.

8.    General Provisions.

        (a)  Limits on Transfer of Awards. Other than by will, the laws of descent and distribution, or by appointing a Beneficiary, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant (or the Participant's Beneficiary) or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or the Participant's Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

        (b)  Waiver, Receipt and Release.

          (i)    As between the Participant and the Company, a Participant and the Participant's Beneficiary shall assume all risk (other than gross negligence of the Company or the Committee, or breach by the Company of the terms of this Plan) in connection with the Plan, Trust design, implementation or administration, Hypothetical Investment decisions made by the Participant and the resulting the value of the Participant's Deferral Account, the selection and actions of the Trustee or any other third party providing services to the Company or the Trust in connection with the Plan or Trust (including their administrative and investment expenses), including any income tax issues of the Participant or Participant's Beneficiary relating to or arising out of his or her participation in the Plan, and neither the Company nor the Committee shall be liable or responsible therefor other than as provided in Section 5(c).

          (ii)  As a condition of being a Participant in the Plan, each Participant must sign a waiver releasing the Company and its Affiliates, the Committee, officers of the Company or its Affiliates (the "Officers") and the Board from any claims and liabilities regarding the matters to which the Participants have assumed the risk as set forth in this Section. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for compensation deferred and relating to the Deferral Account to which the payments relate against the Company or any Affiliate or the Committee, and the Committee may require such Participant or Beneficiary, as a condition to such payments, to execute a waiver, receipt and release to such effect.

          (iii)  As a condition of being a Participant in the Plan, each Participant must sign a waiver releasing the Trustee and each of its Affiliates (each, a "Released Party") against any and all loss, claims, liability and expenses imposed on or incurred by any Released Party as a result of any acts taken or any failure to act by the Trustee, where such act or failure to act is in accordance with the directions from the Committee or any designee of the Committee.

          (iv)  Each Participant agrees to pay any taxes, penalties and interest such Participant or Beneficiary may incur in connection with his or her participation in this Plan, and further agrees to indemnify the Company and its Affiliates, the Committee, Officers and the Board for such taxes, penalties and interest the Participant or Participant's Beneficiary incurs and fails to pay and for which the Company is made liable by the appropriate tax authority.

        (c)  Unfunded Status of Awards, Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company.

        (d)  Company Succession. If the Company does not survive the Change of Control, the payout of Deferral Accounts will depend on the solvency of its successors, and not on the solvency of the Company.

        (e)  Participant Rights. No provision of the Plan or transaction hereunder shall confer upon any Participant any right or impose upon any Participant any obligation to be employed by the Company or an Affiliate, or to interfere in any way with the right of the Company or an Affiliate to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 8(c) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

        (f)    Tax Withholding. The Company shall have the right to deduct from amounts otherwise credited to or paid from a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld.

        (g)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws to the extent not pre-empted by federal law.

        (h)  Limitation. Each Participant and the Participant's Beneficiary shall assume all risk in connection with (i) the performance of the Managers, (ii) the performance of the Hypothetical Investments and (iii) the tax treatment of amounts deferred under or paid pursuant to the Plan.

        (i)    Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

        (j)    Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

        (k)  Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in or to any Plan or Company assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of any Trust.

        (l)    Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

        (m)  Successors. The provisions of the Plan shall bind the Company and its successors.

9.    Claims Procedures

          (a)  Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

        (b)  Notification of Decision. The Committee shall consider a Claimant's claim within ten (10) days of receipt of the claim and shall notify the Claimant in writing:

          (i)    that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

          (ii)  that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

            (A)  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

            (B)  an explanation of the claim review procedure set forth below.

        (c)  Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure begins, the Claimant (or the Claimant's duly authorized representative):

          (i)    may review pertinent documents;

          (ii)  will be provided specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

          (iii)  will be informed of such other matters as the Committee deems relevant.

        (d)  Legal Action. A Claimant's compliance with the foregoing provisions of this Article 9 is a mandatory prerequisite to a Claimant's right to commence any arbitration with respect to any claim for benefits under this Plan.

        (e)  Arbitration. All disputes and controversies arising under or in connection with the Plan shall be settled by arbitration conducted before one arbitrator, mutually agreed to by the parties, sitting in Denver, Colorado, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of employment disputes of the American Arbitration Association then in effect. If the parties to the arbitration have not mutually agreed upon the selection of the arbitrator within a period of thirty (30) days after the demand for arbitration, any party (or parties) may request the American Arbitration Association to select an arbitrator, and the case shall be heard before the arbitrator so selected. The arbitrator shall have expertise in the matters of deferred compensation and "top hat plans." The determination of the arbitrator shall be made within thirty (30) days following the close of the hearing on any dispute or controversy and shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

10.  Effective Date.

        The Plan shall be effective as of the Plan Effective Date.

/s/ ROBERT S. BOSWELL Robert S. Boswell Chairman and Chief Executive Officer Forest Oil Corporation

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  Exhibit 10.18